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                                                                    Exhibit 25.1



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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                             -----------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO

                              SECTION 305(b)(2)/_/


                             -----------------------

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

                  New York                                       13-5375195
       (Jurisdiction of incorporation                         (I.R.S. Employer
or organization if not a U.S. national bank)                 Identification No.)

    One State Street, New York, New York                            10004
  (Address of principal executive offices)                        (Zip code)

                       IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, address and telephone number of agent for service)

                             AAI.FOSTERGRANT, INC.
              (Exact name of obligor as specified in its charter)

                Rhode Island                                     05-0419304
      (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                        Identification No.)


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                              THE BONNEAU COMPANY
              (Exact name of obligor as specified in its charter)

             Texas                                         75-1280454
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                           BONNEAU GENERAL, INC.
            (Exact name of obligor as specified in its charter)

           Delaware                                         75-2572796
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                             BONNEAU HOLDINGS, INC.
              (Exact name of obligor as specified in its charter)

           Delaware                                         51-0364025
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                            F.G.G. INVESTMENTS, INC.
              (Exact name of obligor as specified in its charter)

           Delaware                                         36-3956826
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                                 FANTASMA, LLC
              (Exact name of obligor as specified in its charter)

           Delaware                                         11-3340245
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                            FOSTER GRANT GROUP, L.P.
              (Exact name of obligor as specified in its charter)

           Delaware                                         75-2572797
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)


                          FOSTER GRANT HOLDINGS, INC.
              (Exact name of obligor as specified in its charter)

           Delaware                                         05-050018
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)
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                              O-RAY HOLDINGS, INC.
              (Exact name of obligor as specified in its charter)

                Delaware                                    51-0364026
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                                 OPTI-RAY, INC.
              (Exact name of obligor as specified in its charter)

                New York                                    11-1812045
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

     500 George Washington Highway
        Smithfield, Rhode Island                              02917
(Address of principal executive offices)                    (Zip code)


                             -----------------------

                  10 3/4% SERIES B SENIOR NOTES DUE 2006
                       (Title of Indenture Securities)

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Item 1.   General information

          Furnish the following information as to the trustee:

          (a)  Name  and  address  of  each   examining   or
               supervising authority to which it is subject.

                    New York State Banking Department
                    Two Rector Street, New York, New York

                    Federal Deposit Insurance Corporation
                    Washington, D.C.

                    Federal Reserve Bank of New York Second District 33 Liberty Street
                    New York, New York

          (b)  Whether it is authorized to exercise corporate trust powers.

                                       Yes

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

          Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series,




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               identify the indenture or series affected, and explain the nature of any such default.

                                      None

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 16.  LIST OF EXHIBITS.

          List below all exhibits filed as part of this statement of eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

          *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).


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          *4.       A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          5.        Not Applicable

          6. The consent of United States institutional trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

          In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

          Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

          Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee, the obligor is not in default under any indenture under which the applicant is trustee.


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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of July 1998.



                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By: /s/Stephen J. Giurlando
                                        -------------------------------
                                        Stephen J. Giurlando
                                        Assistant Vice President


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                                    EXHIBIT 6

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by AAI.FOSTERGRANT, INC. of its 10 3/4% SERIES B SENIOR NOTES DUE 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By: /s/ Stephen J. Giurlando
                                        -------------------------------
                                        Stephen J. Giurlando
                                        Assistant Vice President





Dated: July 31, 1998
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                                   EXHIBIT 7
                              REPORT OF CONDITION


CONSOLIDATED REPORT OF CONDITION OF
IBJ SCHRODER BANK & TRUST COMPANY
of New York, New York
And Foreign and Domestic Subsidiaries


Report as of June 30, 1998



Dollar Amounts
in Thousands


ASSETS


1.    Cash and balance due from depository institutions:

a.    Non-interest-bearing balances and currency and coin         $     36,963
b.    Interest-bearing balances  $     13,296

2.    Securities:
a.    Held-to-maturity securities      $     189,538
b.    Available-for-sale securities    $     101,159

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:


Federal Funds sold and Securities purchased under agreements to resell
$327,500

4.    Loans and lease financing receivables:
a.    Loans and leases, net of unearned income  $     1,800,351
b.    LESS: Allowance for loan and lease losses $     65,836
c.    LESS: Allocated transfer risk reserve     $     -0-
d.    Loans and leases, net of unearned income, allowance, and reserve
      $     1,814,515

5.    Trading assets held in trading accounts   $     572

6.    Premises and fixed assets (including capitalized leases)    $     2,194

7.    Other real estate owned $     819

8.    Investments in unconsolidated subsidiaries and associated companies
      $     -0-

9.    Customers' liability to this bank on acceptances outstanding    $    640

10.   Intangible assets $     11,293

11.   Other assets      $     58,872

12.   TOTAL ASSETS      $     2,557,361


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      LIABILITIES



13.   Deposits:
a.    In domestic offices     $     657,513

(1)   Noninterest-bearing     $     178,024

(2)   Interest-bearing . . . . . . . . . . . . . . . .  . $     479,489

b.    In foreign offices, Edge and Agreement subsidiaries, and IBFs
      $     1,362,365

(1)   Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . $     20,278
(2)   Interest-bearing . . . . . . . . . . . . . .  . . . . . . . .
      $     1,342,087

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

Federal Funds purchased and Securities sold under agreements to repurchase
$     60,000

15.   a.    Demand notes issued to the U.S. Treasury      $     5,000

b.    Trading Liabilities     $     406

16.   Other borrowed money:
a.    With a remaining maturity of one year or less       $     49,916
b.    With a remaining maturity of more than one year     $     1,375
c.    With a remaining maturity of more than three years  $     1,550

17.   Not applicable.

18.   Bank's liability on acceptances executed and outstanding    $     640

19.   Subordinated notes and debentures   $     100,000

20.   Other liabilities $     69,920

21.   TOTAL LIABILITIES $     2,308,685

22.   Limited-life preferred stock and related surplus      $     N/A


      EQUITY CAPITAL


23.   Perpetual preferred stock and related surplus   $     -0-

24.   Common stock      $     29,649

25.   Surplus (exclude all surplus related to preferred stock)    $    217,008

26.   a.    Undivided profits and capital reserves    $     1,885


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b.    Net unrealized gains (losses) on available-for-sale securities
      $   134

27.   Cumulative foreign currency translation adjustments   $     -0-

28.   TOTAL EQUITY CAPITAL    $     248,676

29.   TOTAL LIABILITIES AND EQUITY CAPITAL      $     2,557,361